UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2018

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2018, at the Annual Meeting, the stockholders of UDR, Inc. (the “Company”) approved an amendment to the Articles of Restatement (the “Charter”) of the Company removing Section 8.1 of the Charter, which provided that the Board of Directors (the “Board”) of the Company had the exclusive power to adopt, amend or repeal the bylaws of the Company. As a result, the Company filed Articles of Amendment with the Secretary of State of the State of Maryland on May 24, 2018 (the “Articles of Amendment”). Further, effective May 24, 2018, the Company’s Amended and Restated Bylaws (as amended through May 24, 2018) (the “Bylaws”) were adopted. The amendments to the Bylaws provide that the bylaws may be amended by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock pursuant to a proposal submitted by any stockholder or group of up to 20 stockholders holding at least three percent of the outstanding shares of the Company’s common stock for at least three years, provided that such proposal may not alter or repeal Article VII of the Bylaws (dealing with indemnification of certain persons) or Section 8.5 of the Bylaws (dealing with procedures for amendment of the Bylaws).

The foregoing descriptions of the Articles of Amendment and the Bylaws are qualified in their entirety by reference to the copies of the Articles of Amendment and the Bylaws filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form 8-K, which are incorporated by reference herein. The copy of the Bylaws filed as Exhibit 3.2 is marked to show changes from the bylaws of the Company previously in effect.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 24, 2018. At the Annual Meeting, the Company’s stockholders voted on the election of ten nominated directors to serve for the ensuing year, a proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018, a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, and a resolution to approve an amendment to the Company’s Charter to remove a provision that provided that the Board had the exclusive power to adopt, amend or repeal the Company’s Bylaws.

As of March 26, 2018, the record date for the Annual Meeting, there were 267,583,892 shares of the Company’s common stock, 2,780,994 shares of its Series E preferred stock, and 15,805,518 shares of its Series F preferred stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting. At the Annual Meeting, all of the ten directors were elected and all of the matters submitted for approval were approved. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

1.  At the Annual Meeting, the Company’s stockholders elected, by the vote indicated below, the following ten persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2019, or until his or her respective successor is duly elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Katherine A. Cattanach	201,969,611	47,713,120	269,583	12,163,096
Robert P. Freeman	183,656,382	66,017,300	278,632	12,163,096
Jon A. Grove	233,479,730	16,191,001	281,583	12,163,096
Mary Ann King	246,701,896	2,993,309	257,109	12,163,096
James D. Klingbeil	232,780,542	16,894,284	277,488	12,163,096
Clint D. McDonnough	246,365,837	3,319,813	266,664	12,163,096
Robert A. McNamara	244,361,231	5,313,522	277,561	12,163,096
Mark R. Patterson	244,453,638	5,222,121	276,555	12,163,096
Lynne B. Sagalyn	199,551,108	50,130,048	271,158	12,163,096
Thomas W. Toomey	237,816,912	11,858,042	277,360	12,163,096

2. At the Annual Meeting, the stockholders approved the proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018, by the votes indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
232,862,990	29,070,669	181,751	N/A

3. At the Annual Meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, by the votes indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
209,574,979	40,018,923	358,412	12,163,096

4. At the Annual Meeting, the stockholders approved an amendment to the Company’s Charter to remove a provision that provided that the Board had the exclusive power to adopt, amend or repeal the Company’s Bylaws, by the votes indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
184,699,895	65,030,981	221,438	12,163,096

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description
3.1	Articles of Amendment
3.2	Amended and Restated Bylaws (as amended through May 24, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

May 29, 2018	By:	/s/ Joseph D. Fisher
Joseph D. Fisher
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)